Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mark R. Ruh, Chief Financial Officer
November 13, 2012	(805) 269-2000

Mission Community Bancorp Reports Results for Third Quarter 2012

San Luis Obispo, CA – Mission Community Bancorp, “Bancorp” (OTCQB: MISN), parent company of Mission Community Bank, “Bank”, announced third quarter 2012 financial results.  Net income for the third quarter of 2012 was $760,000, with diluted earnings per share of $0.08. Net income for the first nine months of 2012 was $451,000.

At September 30, 2012, total assets were $443.3 million, compared to $459.0 million at June 30, 2012.  As of the end of the third quarter of 2012, loans outstanding were $237.0 million, compared to $223.6 million at June 30, 2012, and deposits totaled $389.4 million, compared to $408.6 million at June 30, 2012.  Shareholders’ equity at September 30, 2012 was $35.9 million.  Book value and tangible book value per share were $4.57 and $4.20 respectively at September 30, 2012.

“A year after acquiring Santa Lucia Bank and doubling in size, Mission Community Bank is solidly on track for a profitable 2012,” said Tom L. Dobyns, Chief Executive Officer of Mission Community Bank.  “We’re effectively managing credit quality and controlling expenses.  As the premier business bank on California’s Central Coast, we remain focused on growing our commercial loan portfolio and enhancing client relationships by providing exceptional service and trusted financial advice.”

“Our third quarter results demonstrated continued expanding profitability, with $760,000 in pre-tax earnings and an annualized return on average assets of 0.67%,“ said Mark R. Ruh, Chief Financial Officer.  “Our Bank capital ratios reflect continued strength, with the decline in Bank risk based capital ratios resulting from the expansion of our loan portfolio and corresponding shrinkage of our investment portfolio.  The decline in the consolidated bank holding company risk based capital ratios mainly reflects the pay-down of redeemable non-bank subsidiary issued preferred stock to $4.8 million at September 30, 2012.”

Financial Highlights – Consolidated (unaudited)

For the Three Months Ended September 30, 2012

Net income	$760,000

Net income attributable to common stock	$609,000

Diluted earnings per share	$0.08

Net interest margin	3.99%

Cost of funds	0.29%

Return on average assets (annualized)	0.67%

Financial Highlights – Consolidated (unaudited)
For the Nine Months Ended September 30, 2012

Net income	$451,000

Net income (loss) attributable to common stock	$(49,000)

Diluted loss per share	$(0.01)

Net interest margin	4.27%

Cost of funds	0.34%

Return on average assets (annualized)	0.13%

	At Period End
	September 30, 2012	June 30, 2012

Book value per share	$4.57	$4.44
Tangible book value per share	$4.20	$4.06

Allowance for credit losses to total loans and leases, net of unearned income	1.73%	1.69%

Allowance for credit losses to total non-performing loans and leases	49.0%	51.5%

Equity to assets ratios:
Consolidated Bancorp	8.09%	7.60%
Bank	9.43%	8.94%

Capital Ratios:
Consolidated Bancorp
Tier 1 Leverage Ratio	9.16%	9.18%
Tier 1 Risk-based Capital Ratio	13.85%	14.68%
Total Risk-based Capital Ratio	15.10%	15.93%

Bank
Tier 1 Leverage Ratio	8.23%	7.97%
Tier 1 Risk-based Capital Ratio	12.49%	12.82%
Total Risk-based Capital Ratio	13.74%	14.08%

Earnings

Net interest income in the third quarter of 2012 totaled $4.2 million compared to $4.7 million in the second quarter.  Non-interest income in the third quarter of 2012 totaled $1.31 million compared to $1.06 million in the second quarter.  Third quarter non-interest expense totaled $4.48 million, compared to $5.05 million in the second quarter of 2012.

Loans

Gross loans totaled $237.0 million at September 30, 2012 and $223.6 million at June 30, 2012.   Non-performing loans totaled $8.4 million or 3.53% of the loan portfolio in the third quarter, compared to $7.3 million or 3.28% in the second quarter of 2012.

Net loan recoveries totaled $94,000 in the third quarter of 2012, compared to net charge-offs of ($6,000) in the second quarter.  The provision for loan losses totaled $225,000 in the third quarter, equal to the second quarter’s $225,000.  The allowance for loan losses of $4.1 million totaled 1.73% of loans at September 30, 2012, compared to $3.8 million and 1.69% of loans at June 30, 2012.

Deposits

Deposits totaled $389.4 million in the third quarter of 2012 and $408.6 million in the second quarter.  Non-interest bearing deposits comprised 32.3% of total deposits at September 30, 2012, up from 30.8% at June 30, 2012.

About Mission Community Bancorp and Bank
Mission Community Bancorp is a bank holding company for Mission Community Bank and Mission Asset Management, Inc. Mission Community Bank is a locally operated community bank which first opened its doors in 1997. There are full-service Mission Community Bank offices in San Luis Obispo, Atascadero, Santa Maria, Paso Robles and Arroyo Grande, and a loan production office in Oxnard. The bank’s administrative headquarters and Small Business Banking Center are located in San Luis Obispo at 3380 South Higuera Street.  For more information, visit www.MissionCommunityBank.com

Forward-Looking Statements
Certain matters discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to uncertain future events and economic conditions. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of changes in interest rates, a decline in economic conditions and increased competition among financial service providers as these factors may impact the operating results, the ability to attract deposit and loan customers, the quality of earning assets and government regulation. The Bank does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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Mission Community Bancorp and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited
(dollars in thousands)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Assets
Cash and due from banks	$21,197	$27,256	$67,093	$61,621
Certificates of deposit in other banks	5,176	5,176	3,492	3,592
Investment securities available for sale	147,066	171,472	128,623	128,310

Loans held for sale	3,490	4,280	5,874	3,720

Loans, net of unearned income	233,537	219,351	220,096	229,949
Less allowance for loan and lease losses	(4,100)	(3,781)	(3,562)	(3,326)
Net loans	229,437	215,570	216,534	226,623

Federal Home Loan Bank stock and other stock, at cost	6,699	3,800	3,801	3,926
Premises and equipment	15,977	16,027	16,292	16,282
Other real estate owned	1,463	2,299	2,224	5,220
Company owned life insurance	7,958	7,901	7,844	7,786
Core deposit intangible asset, net of accumulated amortization	2,866	2,967	3,068	3,170
Accrued interest and other assets	1,988	2,228	2,929	3,062
Total Assets	$443,317	$458,976	$457,774	$463,312

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$125,778	$126,003	$113,388	$105,105
Money market, NOW and savings	153,332	159,483	156,912	156,273
Time certificates of deposit	110,298	123,159	134,981	149,196
Total deposits	389,408	408,645	405,281	410,574
Junior subordinated debt securities	5,576	5,548	5,519	5,491
Accrued interest and other liabilities	2,667	2,130	4,710	4,271
Warrant liability	-	150	199	5,184
Total liabilities	401,451	416,473	415,709	425,520
Mezzanine financing:
Redeemable Bancorp-issued preferred stock, Series A, B and C; liquidation value of $1,205	1,205	1,205	1,205	1,205
Redeemable subsidiary-issued preferred stock; liquidation value of $4,800 at September 30, 2012; $6,400 at June 30, 2012; $7,000 at March 31, 2012; and $7,000 at December 31, 2011	4,800	6,400	7,000	7,000

Shareholders' equity:
Common stock - 50,000,000 shares authorized; issued and outstanding: 7,855,066 at September 30, 2012; 7,855,066 at June 30, 2012; 7,755,066 at March 31, 2012 and 7,755,066 at December 31, 2011	41,325	41,325	40,824	40,825
Additional paid-in capital	8,730	8,533	8,497	3,505
Accumulated deficit	(16,487)	(17,095)	(17,444)	(16,438)
Accumulated other comprehensive income	2,293	2,135	1,983	1,695
Total shareholders' equity	35,861	34,898	33,860	29,587
Total Liabilities and Shareholders' Equity	$443,317	$458,976	$457,774	$463,312

Mission Community Bancorp and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited
(dollars in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Interest Income
Interest and fees on loans	$3,739	$1,785	$12,389	$5,271
Interest on investment securities	696	470	2,035	1,350
Other interest income	17	6	85	22
Total interest income	4,452	2,261	14,509	6,643
Interest Expense
Interest on money market, NOW and savings deposits	71	86	212	305
Interest on time certificates of deposit	149	217	601	693
Other interest expense	82	25	246	80
Total interest expense	302	328	1,059	1,078
Net interest income	4,150	1,933	13,450	5,565
Provision for loan and lease losses	225	300	675	300
Net interest income (loss) after provision for loan and lease losses	3,925	1,633	12,775	5,265
Non-interest income
Service charges on deposit accounts	236	114	691	312
Gain on sale of SBA-guaranteed loans	-	31	8	172
Net gains(losses) on disposition of other loans held for sale	685	209	711	255
Loan servicing fees, net of amortization	37	38	119	97
Grants and awards	-	-	-	-
Gain on sale or call of available-for-sale securities	407	4	934	4
Gain (loss) or writedown of other real estate owned and premises and equipment	(170)	(94)	(458)	(71)
Change in fair value of warrant liability	(11)	248	68	1,207
Other income and fees	128	138	341	260
Total non-interest income	1,312	688	2,414	2,236
Non-interest expense
Salaries and employee benefits	2,237	1,601	7,090	4,364
Occupancy expenses	431	341	1,353	993
Furniture and equipment	162	120	597	346
Data processing	464	276	1,805	739
Professional fees	265	369	1,000	902
Marketing and business development	96	47	312	140
Office supplies and expenses	145	66	537	192
Insurance and regulatory assessments	162	86	485	312
Loan and lease expenses	56	42	246	202
Other real estate expenses	89	15	238	113
Provision for unfunded commitments	25	180	25	180
Amortization of core deposit intangible asset	101	-	303	-
Other expenses	244	178	744	495
Total non-interest expense	4,477	3,321	14,735	8,978
Income (loss) before income taxes	760	(1,000)	454	(1,477)
Income tax expense	-	1	3	6
Net income (loss)	$760	$(1,001)	$451	$(1,483)
Less dividends on preferred stock	151	64	500	192
Net income (loss) attributable to common stock	$609	$(1,065)	$(49)	$(1,675)

Per Common Share Data:
Net income (loss) - basic	$0.08	$(0.15)	$(0.01)	$(0.24)
Net income (loss) - diluted	$0.08	$(0.15)	$(0.01)	$(0.24)
Average common shares outstanding - basic	7,766,055	7,094,274	7,792,292	7,094,274
Average common shares outstanding - diluted	7,766,055	N/A	7,792,292	N/A

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